EXHIBIT 10.1

CONTACT INFORMATION

USA: Phil O’Shaughnessy (408) 546-6773 poshaughnessy@creative.com	Asia: Wynne Leong (65) 6895-4120 wynne.leong@ctl.creative.com

Creative Technology Ltd Intends to File

Form 15F to Terminate SEC Registration and Reporting Obligation

SINGAPORE – February 12, 2009 — Creative Technology Ltd. (“Creative” or the “Company”) announces that it intends to file a Form 15F with the United States Securities and Exchange Commission (“SEC”) to voluntarily terminate the registration of its Ordinary Shares under Section 12(g) as well as its reporting obligations under Sections 13(a) and 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12h-6 under the Exchange Act, the SEC permits a foreign private issuer to terminate the registration of a class of securities under Section 12(g) of the Exchange Act if it meets certain requirements. Upon the filing of the Form 15F, the Company’s reporting obligations under the Exchange Act will be suspended immediately and will terminate no more than 90 days after the filing, barring any objections from the SEC.

The Company decided to terminate the registration to reduce the administrative workload and costs associated with meeting specific SEC reporting requirements under the Exchange Act, which are in addition to the Company’s reporting obligations under Singapore law.

The Company’s Ordinary Shares will continue to be listed and trade on the Singapore Exchange Securities Trading Limited (“SGX-ST”). As a SGX-ST listed reporting issuer, the Company will continue to file its continuing disclosure documents with the applicable Singapore securities regulators.

About Creative

Creative is a worldwide leader in digital entertainment products. Famous for its Sound Blaster® sound cards and for launching the multimedia revolution, Creative is now driving digital entertainment on the PC platform with products like its highly acclaimed ZEN® MP3 and portable media players. Creative’s innovative hardware, proprietary technology, applications and services leverage the Internet, enabling consumers to experience high-quality digital entertainment – anytime, anywhere.